Exhibit 99.3

ACRES COMMERCIAL REALTY CORP.

ANNOUNCES COMPLETION OF MERGER, INTERNALIZATION AND PRIVATE NOTES OFFERING

Completion of Merger and Internalization

Uniondale, NY, August 6, 2026 -- ACRES Commercial Realty Corp. (NYSE: ACR) (the “ACR” or “Company”) announced today that it has completed its previously disclosed acquisition of ACRES Capital Corp. (“ACC”) in an all-stock transaction (the “Merger”) and transitioned from an externally-managed REIT to an internally-managed REIT (the “Internalization”). Upon closing of the Merger and Internalization, the Company issued approximately 7.5 million shares of ACR common stock to ACC stockholders as merger consideration and terminated the existing Management Agreement. The net increase in ACR common shares outstanding is approximately 6.3 million shares after giving effect to the elimination of ACR shares held by ACC in consolidation.

"The entire ACRES team is excited to have completed this transaction. Collectively, we will own over forty percent of ACR common shares and are highly motivated to drive value for all stakeholders. We believe this combination will enable the company to continue to meet the needs of our customers as they turn to ACRES for capital and service. We look forward to the next phase of growth for the company." said Andrew Fentress Chairman of the Board and Mark Fogel President of ACRES Commercial Realty Corp.

Private Offering of Senior Secured Notes

The Company also announced today that it has completed a private placement of $200 million of 8.625% Senior Secured Notes due 2031 (the “Notes”), pursuant to a Note Purchase Agreement between the Company, the Purchasers party thereto and UMB Bank, N.A. (the “Collateral Agent”). The Company intends to use a portion of the proceeds from the sale of the Notes to repay in full its $150 million of 5.75% Senior Unsecured Notes upon their maturity in August 2026, with the remaining portion used for general corporate purposes.

The Notes will mature on July 31, 2031 and will be secured on a first lien basis by the pledge of certain capital stock in its subsidiaries, residual equity interests in securitized financing vehicles and certain other CRE assets (the “Collateral”), and guaranteed by certain subsidiaries of the Company that granted security interests in the Collateral in favor of the Collateral Agent.

"We are pleased to announce the successful completion of this refinancing with Raymond James who has been a trusted advisor and partner since our acquisition of the ACR contract six years ago." said Andrew Fentress Chairman of the Board and Mark Fogel President of ACRES Commercial Realty Corp.

About ACRES Commercial Realty Corp.

ACRES Commercial Realty Corp. is a public commercial mortgage REIT that is primarily focused on originating, holding and managing commercial real estate mortgage loans and equity investments in commercial real estate properties through direct ownership and joint ventures. The Company is dedicated to nationwide middle market lending with a focus on multifamily, student housing, hospitality, industrial and office properties in top U.S. markets. For more information, please visit the Company’s website at www.acresreit.com or contact investor relations at IR@acresreit.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend,” “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “look forward” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Factors that can affect future results are discussed in the documents filed by the Company from time to time with U.S. Securities and Exchange Commission (the “SEC”). These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the Company’s ability to successfully manage the transition to self-management and the ability to achieve expected cost savings or other benefits of the Internalization and the timing thereof; unanticipated expenditures relating to or liabilities arising from the internalization; litigation or regulatory issues relating to the Internalization; the impact of the Internalization on the Company’s common stock dividend, and the impact of the Internalization on relationships with, and potential difficulties retaining, the Company’s executive officers, employees and directors on a go-forward basis. The foregoing list of factors is not exhaustive. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, please refer to the Company’s most recent annual and quarterly reports and other filings filed with the SEC, which are available on the Company’s website (www.acresreit.com). The Company undertakes no obligation to update or revise any forward-looking statement to reflect new or changing information or events after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.